ACQUISITION AGREEMENT
AND
PLAN OF SHARE EXCHANGE

AGREEMENT, made effective this December 18, 2007 (the "Effective Date") by and among: (a) SSGI, Inc. f/k/a Phage Therapeutics International Inc. (Phage may be referred herein individually as "Phage" or as "SSGI"), a Florida corporation ("SSGI"); (b) Surge Solutions Group, Inc., a Florida corporation and Ryan Seddon owner of Surge Solutions Group Inc. ("Surge"); Peter Wilson, and Michael Yurkowsky, the owners of Trenchant Capital Group, Inc. ("Trenchant Capital"), who prior to the execution of this Acquisition Agreement and Plan of Share Exchange owned 17,000,000 shares of SSGI, representing 53.8% of the SSGI's issued shares (hereafter referred collectively as "Trenchant Owners"); and (d) the persons executing this agreement (referred to collectively as "Shareholders" and individually as "Shareholder") who own at least 50% of the outstanding common stock of Surge.

RECITALS

WHEREAS, SSGI desires to acquire from the Shareholders all of the issued and outstanding shares of common stock of Surge in exchange (the "Exchange") for 33,025,000 shares of common stock ("Common Stock") of SSGI (the "SSGI Stock"), which represents 98.8% of the issued and outstanding common stock of SSGI at the consummation of the transactions contemplated by this Agreement; and

WHEREAS, Surge and the Shareholders agree to enter into the Exchange which shall result in Surge becoming a subsidiary of SSGI with the former Shareholders of Surge controlling a majority of SSGI; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1

EXCHANGE AND CLOSING

1.1 Exchange. Subject to all of the terms and conditions of this Agreement, the parties hereto agree that at closing, SSGI shall issue 33,025,000 shares of its common stock in exchange for all of the outstanding common shares of Surge by issuing one (1) share of SSGI for every one (1) share of Surge common stock held.

1.2 Actions At or Prior to Closing. SSGI and the Trenchant Owners prior to the Closing, as defined herein, shall complete the following:
(a) The officers and directors of SSGI shall resign and be replaced by the nominees of Surge;
(b) SSGI shall complete a reverse split of the common stock of SSGI at a ratio of 1 share for every 35 shares held and complete all filings with the state of Florida, CUSIP, NASDAQ and any other governmental or regulatory agency requiring filings, so that the reverse split is effective at or prior to the Closing;

effective at or prior to the Closing;
(c) SSGI will affect all necessary filings and notifications with the state of Florida, NASDAQ, Pink Sheets, and its transfer agent to reflect the name change from Phage to SSGI and the transactions contemplated herein; and
(d) SSGI shall maintain its listing on National Quotation Bureau's Pink Sheets through the date of Closing and shall have been assigned a new trading symbol by NASDAQ for listing on the Pink Sheets upon effectiveness of the acts set forth in 1.2 (a) (b) and (c) above prior to the Closing.

1.3 **Payment of Fees.** The Trenchant Owners, whether in the name of Trenchant Capital Group or the individual Trenchant Owners, agree to pay all fees and expenses associated with any aspect of this Agreement, including but not limited to: (a) all professional fees and expenses, including attorney fees, associated with 1.2(a)(b)(c)(d), and any other state or regulatory filing fees required in connection with the terms of this Agreement; (b) all auditing fees associated with an audit of the consolidated financial statements of SSGI, post closing (both on an individual basis as to SSGI and Surge and on a consolidated post closing basis); (c) all attorney fees and expenses associated with the filing of a Form 10-SB, post closing, and responses to all SEC comments until such time that the Form 10-SB has cleared all comments rendered by the SEC; (d) the preparation of a Form 15c2-11 filed with the Financial Industry Regulatory Authority ("FINRA") for quotation of SSGI's common stock. ;provided, however, that notwithstanding anything contained herein to the contrary, following the filing of the initial Form 10-SB, the Trenchant Owners liability with respect to the fees and expenses set forth above shall be limited to only those fees and expenses which relate directly to SSGI as it existed prior to closing of this Agreement, the transactions contemplated by this agreement and/or the Riverview v. Phage (as defined herein) matter Surge and its owners shall be responsible for payment of legal fees to Surge's independent legal counsel, Hamilton & Lehrer, P.A., with the exception of Surge exercising its rights under Sections 1.5 and 1.6 of this Agreement.

1.4 Closing Date. Subject to termination of this Agreement as provided herein, the closing of the sale and purchase of the SSGI Capital Stock (the "Closing") shall occur upon completion of the items set forth in 1.2 above and no later than January 7, 2007 (the "Closing").

1.5 Rescission Rights. In the event that after the Closing, Surge becomes aware of any of the matters addressed in this Section 1.5(a) and (b) following, then Surge and its owners shall have the option of rescinding this Agreement in its entirety and in such event all common shares delivered by the Shareholders of Surge in exchange for the common shares of SSGI shall be returned to the Surge Shareholders and the entire transaction will be reversed and SSGI and the Trenchant Owners will take all necessary steps to return all matters, transactions, and shares to the status quo prior to this Agreement: (a) any representation made in Article 3 is untrue, inaccurate or misleading; (b) Trenchant or the Trenchant Owners, the purchaser of a majority of the issued and outstanding common stock of SSGI from Charette Corporation, Inc., or and/or any of the former officers and directors of SSGI, obtained the majority of the issued and outstanding common stock of SSGI through on in connection with: (i) fraud; (ii) an unregistered securities distribution in violation of Section 5 of the Securities Act of 1933, as amended ("Securities Act"); (iii) any other violation of state or federal securities or by any other illegal means, including any violations of applicable state corporate laws; or (iv) any violations of Florida law pertaining to dissenters rights in connection with the transaction set forth herein or shareholder voting requirements.

1.6 Fees/Expenses/Damages. In the event of rescission, SSGI and the Trenchant Owners agree to compensate Surge for all fees and expenses assumed by Surge associated with the Share Exchange, including fees paid to Hamilton & Lehrer, P.A. The foregoing shall not limit any other remedies available to Surge, including a claim for damages.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF Surge

Surge hereby represents and warrants to SSGI that:

2.1 Organization. Surge is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, has all necessary corporate powers to carry on its business as now owned and operated, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

2.2 Capital. Surge's capital presently consists of 33,025,000 shares of capital stock issued and outstanding. All issued and outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, and subject to no preemptive rights of any shareholder.

2.3 Business Plan. The business plan of Surge (the "Business Plan") delivered to SSGI accurately describes the business and operations of Surge. Surge has all right title and interest in options, prospects and property discussed in such Business Plan or required to undertake the business and operations and manufacture and sell the products described in such Business Plan.

2.4 Compliance with Laws. Surge has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of Surge. Surge has all licenses and permits required to conduct its business as now being conducted and as contemplated in its Business Plan heretofore delivered to SSGI except where such non-compliance would not have a materially adverse effect on the business or financial condition of Surge.

2.5 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SSGI and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Surge. Surge shall make available to SSGI and/or its attorneys all books and records of Surge. If the transaction contemplated hereby is not completed, all documents received by SSGI and/or its attorneys shall be returned to Surge and all information so received shall be treated as confidential.

2.6 **Litigation**. Surge is not a defendant to any lawsuit, with the exception of one lawsuit captioned LOP, which has been disclosed to Trenchant, but which will not have a material affect on Surge or its properties. Additionally, Surge is not a party to any other action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Surge, threatened against or affecting Surge or its business, assets or financial condition, except for matters which would not have a material affect on Surge or its properties. Surge is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Surge is not engaged in any lawsuits to recover any material amount of monies due to it.

2.7 **Ownership of Shares**. The delivery of Surge Common Stock as contemplated herein will result in SSGI'S immediate acquisition of record and beneficial ownership of at least 100% of Surge's capital stock, free and clear of all liens and encumbrances subject to applicable State and Federal securities laws. Such shares were duly and validly issued, fully paid and non-assessable.

2.8 **Ability to Carry Out Obligations**. The execution and delivery of this Agreement by the Shareholder and Surge and the performance by the Shareholder of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in: (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Surge is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Surge, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of Surge.

2.9 **Assets**. Surge has good and marketable title to all of the properties and assets reflected on its latest balance sheet (except for property and assets disposed of in the ordinary course of business after the date thereof), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent.

2.10 **Indemnification**. The Shareholder and Surge agree to defend and hold SSGI harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Surge or the Shareholder to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Shareholder under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SSGI AND THE TRENCHANT OWNERS

SSGI and the Trenchant Owners represent and warrant to Surge and the Shareholders that:

3.1 Legality. All officers and directors of Surge were appointed in compliance with applicable corporate law of the state of Florida. All shareholders of SSGI received their shares in compliance with Florida Law and all federal securities laws and SSGI will comply with applicable shareholder voting requirements set forth in Florida law and applicable dissenter's rights. Riverview Capital, Inc., a Minnesota corporation, the Plaintiff in a shareholder derivative action (hereafter referred to as the "Plaintiff") in the Broward County, Florida Circuit Court titled Riverview Capital, Inc. a Minnesota Corporation v. Phage Therapeutics International, Inc. (Case No. 6-16905 (18)) ("Riverview v. Phage"), any agents of the Plaintiff providing instructions to the Plaintiff or acting on behalf of or in concert with the Plaintiff did not engage in any illegal activity in obtaining shares of Phage (now known as SSGI) or engage in any violations of the federal securities laws, including but not limited to the following violations: (a) Rule 144 of the Securities Act; (b) Section 5 of the Securities Act; (c) Section 10 and Rule 10b-5 under the Securities Act; (d) any federal or state securities laws; (e) corporate laws of the state of Florida; (f) any matters constituting fraud upon the Court in Riverview v. Phage; (g) involved in a fraudulent scheme involving the buying and selling of shell companies, with no intention of engaging in the business, but to merely control such entities for sale to others, including SSGI; and (h) violations of the broker-dealer provisions of the federal securities laws, specifically the failure to register as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which constitutes a violation of Section 15(b) of the Exchange Act, as well as its applicable broker-dealer state registration state counterparts.

3.2 Organization. SSGI is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification. SSGI may change its domicile to prior to closing. SSGI has heretofore delivered to Surge true and complete copies of the Certificate of Incorporation (certified by the Secretaries of State or other appropriate official of its jurisdictions of incorporation) and By-laws (certified by SSGI's secretary or an assistant secretary), or comparable instruments, of SSGI as in effect on the date hereof. The stock books of SSGI, which have been made available to Surge for its inspection, are true and complete. The stockholders are the sole record and beneficial owner of all of the outstanding capital stock of SSGI and there are no options, warrants or other agreements of any kind outstanding, or proposed to be issued with respect to the capital stock of SSGI.

3.3 Capital. At the Closing of the transactions contemplated by this Agreement, SSGI shall have approximately 33,441,782 shares of common stock outstanding; and, other than the certain outstanding convertible notes, no outstanding warrants, options or other rights to acquire any equity of SSGI.

3.4 **Business**. On or before the closing, SSGI shall have no operations.

3.5 **Investigation of Financial Condition.** Without in any manner reducing or otherwise mitigating the representations contained herein, Shareholder and Surge shall have the opportunity to meet with SSGI's accountants to discuss the financial condition of SSGI. SSGI shall make available to Shareholder all books and records of SSGI in its possession and control. All records of SSGI are complete, accurate and fairly present the financial condition of SSGI and the results of its operations for the periods then ended. There are no liabilities or obligations either fixed or contingent not reflected therein.

3.6 **Compliance with Laws.** To the best of the officers and directors of SSGI knowledge and belief, SSGI has complied with all, and is not in violation of any, applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation, of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of SSGI. SSGI has not made any illegal payment to officers or employees of any Governmental Body, or made any illegal payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by SSGI.

3.7 **Litigation.** SSGI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge and belief of SSGI, threatened against or affecting SSGI or its business, assets, or financial condition. SSGI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. SSGI is not engaged in any lawsuits to recover any material amount of monies due to it except as disclosed herein.

3.8 **Authority**. The Board of Directors of SSGI has authorized the execution of this Agreement and the transactions contemplated herein, and when approved by the shareholders of SSGI it will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of SSGI, enforceable against SSGI in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or bylaws of SSGI.

3.9 **Ability to Carry Out Obligations**. The execution and delivery of this Agreement by SSGI and the performance by SSGI will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture,

mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which SSGI is a party, or by which it may be bound, nor will any consents or authorizations of any government body or other party other than those hereto be required, (b) an event that would violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, or otherwise cause the termination of or give any other contracting party to a contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase order, sales order, agreement with customer, agreement with supplier, union contract, collective bargaining agreement, mortgage, license, permit, franchise, commitment or other binding arrangement, whether written, oral, express or implied, ("Contract") the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under any contract to which SSGI is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon the properties of SSGI or to accelerate the maturity of any indebtedness or other obligation of SSGI, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of SSGI.

3.10 Title. Except as specifically set forth herein or within such security, the SSGI Stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind. None of such SSGI Stock is or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. SSGI is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law rule, regulation or decree which would, as a result of the issuance of the SSGI Stock, impair, restrict or delay any voting rights with respect to the SSGI Stock.

3.11 Indemnification. SSGI agrees to indemnify, defend and hold Shareholder, Surge and Surge's directors, officers, employees, affiliates, successors and assigns representatives and agents harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any inaccuracy in and any breach of, or failure by SSGI to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by SSGI under this Agreement; and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

3.11 Subsidiaries. SSGI will not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business at the time of closing, except as may be contemplated by this Agreement.

3.12 SSGI Shares. The SSGI Shares, to be issued and delivered to Surge hereunder will,

when so issued and delivered, constitute, duly authorized, validly and legally issued shares of SSGI common stock, fully paid and non-assessable.

3.13 Tax and Other Governmental Compliance. SSGI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on SSGI and has paid or made adequate provision for the payment of all taxes, fees, or assessments, which have or may become due pursuant to such returns or pursuant to any assessments received. SSGI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

3.14 Audit by Public Company Accounting Oversight Board registered auditor, Moore and Associates, Chartered, Accountants and Advisors ("Moore and Associates'). In connection with an audit of SSGI being conducted or to be conducted by Moore and Associates (either on an individual basis, or on a consolidated basis, Post Merger) SSGI, the Trenchant Owners, Trenchant Capital, or any person acting under their direction, have not taken any action, including providing any false information or documents or failing to provide material information or documents to Moore and Associates, to fraudulently influence, coerce, manipulate, or mislead Moore and Associates engaged in the performance of its audit of the financial statements of SSGI (either on an individual basis, or on a consolidated basis, Post Merger).

ARTICLE 4

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1 Share Ownership. The Shareholders hold shares common stock of Surge as set forth in Exhibit A hereto The shares are owned of record and are held beneficially by each holder thereof, and such shares are not subject to any lien, encumbrance or pledge.

4.2 Investment Intent. The Shareholders understands and acknowledges that the SSGI Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and the Shareholders make the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the Shareholders as a purchaser of securities.

(a) The SSGI Stock are being acquired solely for the account of the Shareholders, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the SSGI Stock.

(b) The Shareholders agree not to dispose of his SSGI Stock or any portion thereof unless and until counsel for SSGI shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws, or the rules and regulations thereunder.

(c) The Shareholders acknowledge that SSGI has made all documentation pertaining to all aspects of SSGI and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss SSGI and the transaction herein with the officers of SSGI.

4.3 **Shareholder and Issued Stock.** The shares of common stock of Surge owned by the Shareholders represent 100% of the total issued and outstanding common stock of Surge.

4.4 **Indemnification**. The Shareholders recognizes that the offer of SSGI Stock to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless SSGI against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

4.5 **Restrictive Legend.** The Shareholders agree that the certificates evidencing the SSGI Stock acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said securities for times and upon conditions that are subject to federal and state securities laws.

ARTICLE 5

PRE-CLOSING COVENANTS

5.1 **Investigative Rights**. From the date of this Agreement each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of Surge's and SSGI's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with any information concerning Surge and SSGI's affairs as the other party may reasonably request. Either party may terminate this Agreement by notice in writing to the other party if at any time in the seven day period after this agreement is signed either party determines in its discretion that the results of such investigation are such that it no longer wishes to proceed with the Closing and delivers notice terminating this Agreement.

5.2 **Conduct of Business.** Prior to the Closing, Surge and SSGI shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Surge nor SSGI shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

5.3 **Unwinding**. If it is determined that Charette Corporation, Inc. (former receiver and majority shareholder of SSGI), Trenchant Capital, Ltd. ("Trenchant")(purchaser of a majority of the issued and outstanding common stock of SSGI from Charette Corporation, Inc.) and/or any

of the former officers and directors of SSGI obtained through fraud or any other illegal means control of SSGI or in any caused SSGI to violate any material laws, federal and state, the Surge Shareholders may elect by majority vote to rescind the transaction with the effect of an unwinding resulting in the return of the SSGI shares owned by the Shareholders and Surge no longer being a subsidiary of SSGI. This Section 5.3 does not conflict with Section 1.5 of this Agreement, and SGI and the Trenchant owners agree that Surge has full and unrestricted rights of rescission under Section 1.5, independent of this Section 5.3.

5.4 **Trenchant Capital, Ltd.** As of the date of this Agreement and immediately prior to Closing, Trenchant is and will be the owner of 17,000,000 shares of common stock of SSGI, which represents the majority of the issued and outstanding common stock of SSGI. Trenchant hereby agrees that, at the Closing, it shall cause SSGI to cancel 17,000,000 shares of common stock of SSGI upon receipt of a convertible promissory note by SSGI in favor of Trenchant in the amount of $200,000.00 in a form as attached hereto as Exhibit B. Michael Yurkowsky, President of SSGI is the majority shareholder of Trenchant. Any transaction in connection with the convertible promissory note by SSGI in favor Trenchant shall be reviewed by Surge's independent legal counsel and will require the written consent of Surge to proceed with said transaction. Further, such transaction will conform to all applicable state and federal securities laws, including Rule 144 and Trenchant and **the** Trenchant Shareholders will provide any declarations and other documentation requested by Surge or its independent legal counsel. .

ARTICLE 6

POST-CLOSING COVENANTS

6.1 **For the one year following the Closing herein: No Interference or Denial of Shares.** Post closing, the management of SSGI will not challenge the ownership rights of any existing shareholders at the time of closing or in any manner interfere with their right to legally transfer the same.

ARTICLE 7

CLOSING

7.1 **Closing.** The Closing of this transaction shall be held at the offices of SSGI, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In the event the Closing herein has not been completed by January 30, 2008 any party hereto may terminate this agreement and in such event this Agreement shall be null and void. At the Closing:

(a) Each Shareholder shall present the certificates representing his shares of Surge being exchanged to SSGI, and such certificates will be duly endorsed.

(b) Each Shareholder shall receive a certificate or certificates representing the number of shares of SSGI Common Stock for which the shares of Surge Common Stock shall have been exchanged.

(c) SSGI shall deliver an officer's certificate dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of SSGI are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(d) SSGI shall deliver a signed consent and/or Minutes of the Directors of SSGI approving this Agreement and each matter to be approved by the Directors of SSGI under this Agreement.

(e) Surge shall deliver an officer's certificate dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Surge are true and correct as of, or have been fully performed and complied with by, the Closing Date.

In the event that any of the above items is not capable of being delivered to the respective parties, the parties may agree, in any event, to consummate the transactions contemplated by this Agreement and SSGI shall use its best efforts to deliver such items and perform such actions as may be necessary to cause the delivery of such items.

ARTICLE 8

MISCELLANEOUS

8.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.4 **Time of Essence.** Time is of the essence of this Agreement and of each and every provision hereof.

8.5 **Entire Agreement.** This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

8.6 **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 **Notices.** All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To SSGI:
SSGI, INC.
5944 Luther Lane,
Suite 825
Dallas TX 75201
FAX:

To Surge:
Surge Solutions Group, Inc.
5707 South Dixie Highway, Suite B
West Palm Beach, FL 33045
FAX: (561) 202-6216

8.8 **Binding Effect.** This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.9 **Mutual Cooperation.** The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.10 **Announcements.** SSGI and Shareholder will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

8.11 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

8.12 Brokerage. Surge, SSGI and Shareholder each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

8.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year. Notwithstanding anything contained herein, any obligation to indemnify pursuant to a claim given within the applicable period hereunder shall continue in effect until such indemnification obligation is satisfied.

8.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

8.15 Arbitration of Disputes. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel.

8.16 Facsimile Execution. This Agreement may be executed in counterparts by original or telefax signatures, and all counterparts of this Agreement, which are executed by telefax signature, shall be valid and binding as original signatures for all purposes.

8.17 Choice of Law. The laws of the state of Florida shall govern this Agreement and its application.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

SURGE SOLUTIONS GROUP, INC.

By: ____________________________
Ryan Seddon, President

SSGI, INC.

By: ____________________________
Michael Yurkowsky, President

TRENCHANT OWNERS

____
Peter Wilson

____
Michael Yurkowsky

SHAREHOLDERS:

____
[insert name of shareholder]

____
[insert name of shareholder]

____
[insert name of shareholder]

____
[insert name of shareholder]

____
[insert name of shareholder]

____
[insert name of shareholder]

[insert name of shareholder]

[insert name of shareholder]

[insert name of shareholder]

Exhibit A
Shareholder Table

Name	Address	Shares Owned in Surge
Thomas W. Adams	8 Oakshire Drive Bratenahl, OH 44108	20,000
Pershing LLC as Custodian FBO William P. Adams IRA	695 Wheeler Peak Way Alpharetta, GA 30022	20,000
John Allen	5432 Southern Hills Frisco, TX 75034	100,000
Ryan D. Aubert	12 Stillmeadow Drive The Hills, TX 78738	50,000
Pershing LLC as Custodian FBO Camilla M. Bannon IRA	6015 White Rose Trail Dallas, TX 75248-5841	4,000
Pershing LLC as Custodian FBO Victor P. Bannon IRA	6015 White Rose Trail Dallas, TX 75248-5841	6,000
Victor P. Bannon	6015 White Rose Trail Dallas, TX 75248-5841	10,000
Pershing LLC as Custodian FBO Victor P. Bannon IRA	6015 White Rose Trail Dallas, TX 75248-5841	60,000
BFS Services	500 Airline Drive #40 Coppell, TX 75019	20,000
Agatha Gabriela Cailide	2007 Timbergrove Dallas, TX 75208	30,000
H. Dodd Crutcher	5944 Luther Lane, Suite 501 Dallas, TX 75225	100,000
Daniel S. Dykes	6892 N. Casas Adobes Tucson, AZ 85704	100,000
Jack Edmonds	3012 Greenhill Plano, TX 75093-6342	16,000
Michael T. Ferris	103 Dorset Point Chapel Hill, NC 27516	20,000
Brian Flanagan	5614 South Western Blvd. Dallas, TX 75209	50,000

Pershing LLC as Custodian FBO James Foitek SEP	512 Seneca Drive Waxahachie, TX 75165	20,000
Gary Geddes and Julie Geddes	109 Highlands Street Lakeway, TX 78234	50,000
Telese Gray	3750 W. Oak Shores Drive Croass Roads, TX 76227	20,000
Andrew A. Konen	4630 S. Landhurst Avenue Dallas, TX 75229	50,000
Pershing LLC as Custodian FBO Sharon B. Laminack IRA	1426 Tranquilla Drive Dallas, TX 75218-3541	30,000
Ernest Kent Lindsey	1705 San Antonio Drive Garland, Tx 75042-4258	50,000
Ralph E. Mayo	492 Trezevant Hwy. Bradford, TN 38316	50,000
Pershing LLC as Custodian FBO Lee J. Morrison IRA	1304 Ashburton Road Raleigh, NC 27606	100,000
H. Winfield Padgett, Jr.	3600 Drexel Drive Dallas, TX 75205	280,000
Charles Pero	6420 Angus Drive Lake Worth, FL 33467	200,000
Bear Stearns Cust FBO Federico Pier IRA	1004 Plum Drive Irving, TX 75063	80,000
Pershing LLC as Custodian FBO Samuel Andrew Rodgers	28728 Orange Grove RD La Feria, TX 78559	50,000
Andrew B. Small	3115 Hanover Avenue Dallas, TX 75225	100,000
Marilyn M. Smith	5650 Fairfield Dallas, TX 75205	100,000
Wade C. Smith	5650 Fairfield Dallas, TX 75205	100,000
Carol Touchstone	3829 Stratford Dallas, TX 75205	100,000
Gifford Touchstone	3829 Stratford Dallas, TX 75205	100,000

Keith & Laura Webb	12705 Spring Branch Drive Balch Springs, TX 75180	50,000
Stephen K. Westervelt	871 Mullrany Drive Coppell, TX 75019	20,000
Pershing LLC as Custodian FBO Randy Wicker IRA	3750 West Oak Shores Dr. Crossroads, TX 76227	20,000
John Zogg	200 Crescent Court, Suite 200 Dallas, TX 75201	250,000
Bradley Hickman	914 Alta Drive Fort Worth, Texas 75107	200,000
Richard & Rhonda Sinz	6025 White Rose Trail Dallas, Texas 75248	20,000
Ryan Seddon	5591 SW Windward Way Palm City, Fl 34990	24,013,000
Ricardo Sabba	9310 Nugent Trail West Palm Beach, Fl 33411	1,[illegible],000
Henry L. Stoll	239 Preserve Ct Royal Palm Beach, Fl 33411	25,000
Brenda Kostohryz		200,000
John P Allen		74,000
Michael Norvett		10,000
Laurie Markum		10,000
Don Simek		100,000
Lee Bearsch		200,000
John Crow Miller		150,000
Peter Wilson	4105 greenbriair Dallas, Tx, 75225	1,700,000
Michael Yurkowsky	1505 Elm St #1504	1,700,000

Steven Williams	Dallas Tx 75201	25,000
Gary Zimpleman		100,000
James Kennedy		80,000
Brad Brooks		280,000
Titan Securities		200,000
Harvey Kaye		25,000
Total Issued		33,025,000